Application Part 2 To: ☐ AXA Equitable Life Insurance Company

☐ **AXA Life and Annuity Company**

Reason for submission of this form: ☐ New Policy ☐ Policy Change ☐ Reinstatement

1. a. Proposed Insured (*Please Print*) First Name Middle Initial Last Name

b. Height: ___ft. ___ in. **c.** Weight: ___lbs.
d. Birth Date.______________________
e. ☐ Male ☐ Female

2. a. Name and address of personal physician (or medical facility used instead): *(If none, so state)*______________________

b. Date and reason last consulted if within the last 5 years: ______________________

c. What treatment was given or recommended? *(If none, so state)* ______________________

(For all "Yes" answers to Questions 3-9, circle items that apply.)

3. Has Proposed Insured ever had or been treated for:	**Yes**	**No**
a. Disease or disorder of eyes, ears, nose or throat?	☐	☐
b. Dizziness, fainting, convulsions; paralysis or stroke; psychiatric, psychological or emotional disturbance; mental or nervous disease or disorder?	☐	☐
c. Shortness of breath; blood spitting; bronchitis, asthma, emphysema, tuberculosis and other chronic respiratory disease or disorder?	☐	☐
d. Chest pain, palpitation, high blood pressure, rheumatic fever, heart murmur, heart attack or other disease or disorder of the heart or blood vessels?	☐	☐
e. Ulcer, hernia, colitis, intestinal bleeding; jaundice, hemorrhoids, or other disease or disorder of the stomach, intestines, liver or gallbladder?	☐	☐
f. Sugar, albumin, blood or pus in urine; stone or other disease or disorder of kidney or bladder?	☐	☐
g. Diabetes; cyst, tumor, or cancer; thyroid or glandular disorder; skin disease or disorder?	☐	☐
h. Neuritis, arthritis, gout, or disease or disorder of the muscles or bones, including the back, or joints?	☐	☐
i. Deformity, lameness or amputation?	☐	☐
j. Allergies; anemia; other blood or lymph disease or disorder?	☐	☐
k. Disorder of prostate, reproductive organs, breasts, menstruation or pregnancy?	☐	☐
4. Is Proposed Insured now under observation or taking treatment?	☐	☐
5. Has Proposed Insured, within the last 10 years, been:		
a. Diagnosed by a member of the medical profession as having Acquired Immune Deficiency Syndrome (AIDS) or AIDS-Related Complex (ARC)?	☐	☐
b. Treated by a member of the medical profession for AIDS or ARC?	☐	☐
6. Has Proposed Insured, within the last 10 years:		
a. Used, except as legally prescribed by a physician, tranquilizers; barbiturates or other sedatives; marijuana, cocaine, hallucinogens or other mood-altering drugs; heroin, methadone or other narcotics; amphetamines or other stimulants; or any other illegal or controlled substances?	☐	☐
b. Received counseling or treatment regarding the use of alcohol or drugs?	☐	☐
7. Has Proposed Insured's weight changed by more than 10 pounds in the last 6 months?	☐	☐

8. Other than as stated in answers to Questions 2-6, has Proposed Insured, within the last 5 years:	**Yes**	**No**
a. Consulted or been examined or treated by any physician or practitioner?	☐	☐
b. Had any illness, injury, or surgery?	☐	☐
c. Been a patient in or been examined or treated at a hospital, clinic, sanatorium, or other medical facility?	☐	☐
d. Had electrocardiogram, X-ray, other diagnostic test?	☐	☐
e. Been advised to have any diagnostic test, hospitalization, treatment or surgery which was not completed?	☐	☐
9. a. Has Proposed Insured, within the last 12 months:		
(i) Smoked cigarettes?	☐	☐
(ii) Used any other form of tobacco (Give full details)	☐	☐
b. Has Proposed Insured, within the last five years:		
(i) Smoked cigarettes?	☐	☐
(ii) Used any other form of tobacco (Give full details)	☐	☐

10. Family History	Age if Living	Cause of Death	Age at Death
Father			
Mother			
Brothers/Sisters			

DETAILS FOR "YES" ANSWERS. Include: **i.** Question Number. **ii.** Diagnosis and Treatment. **iii.** Results. **iv.** Dates and Duration. **v.** Names and Addresses of all attending physicians and medical facilities. (If additional space is needed, please attach a separate sheet, dated, signed and witnessed as below.)

The above statements and answers are true and complete to the best of my knowledge and belief. I agree that such statements and answers shall be part of the application for insurance or request for policy change or reinstatement, as the case may be. The Insurer may rely on them in acting on the application or making the policy change or reinstatement.

Dated at ______________________ on ______________ **X**______________________________
city state Mo. Day Yr. Signature of Proposed Insured

Witness *(Must be Examiner or Nurse/Technician)*: ______________________________

MEDICAL EXAMINER'S REPORT
AXA Equitable Life Insurance Company

AXA Life and Annuity Company

11. a. Height (Without shoes)	11. b. Weight (Clothed)	11. c. Chest (Full Inspiration)	Chest (Forced Expiration)	Abdomen, at Umbilicus	DETAILS FOR "YES" ANSWERS (Include Question Number.)
ft. in.	lbs.	in.	in.	in.	

11. d. Did you weigh? ☐ Yes ☐ No **11. e.** Did you measure? ☐ Yes ☐ No

12. Blood Pressure—Record 1st Reading. If reading exceeds 140 systolic and/or 90 diastolic, obtain and record 2nd and 3rd Readings at 5 min. intervals.

	1st Reading	2nd Reading	3rd Reading
Systolic			
Diastolic—5th phase			

13. Pulse:	At Rest	After Exercise	3 Minutes Later
Rate			
Irregularities per min. *(Indicate 0, if none.)*			

14. Heart: Is there any:

a. (1) enlargement? ☐ Yes ☐ No; (2) dyspnea? ☐ Yes ☐ No; (3) edema? ☐ Yes ☐ No
If Yes to (1), (2) and/or (3), describe fully under Details.

b. Is there any indication of murmur(s)? ☐ Yes ☐ No
If Yes, complete below. If more than one is indicated, record separately.

	1st Murmur	2nd Murmur
TYPE: Indicate both:	☐ Constant OR ☐ Inconstant -AND- ☐ Transmitted OR ☐ Localized	☐ Constant OR ☐ Inconstant -AND- ☐ Transmitted OR ☐ Localized
LOCATION Indicate one:	☐ Mitral/Apical ☐ Tricuspid ☐ Pulmonic ☐ Aortic ☐ Other (Specify)	☐ Mitral/Apical ☐ Tricuspid ☐ Pulmonic ☐ Aortic ☐ Other (Specify)
TIMING Indicate one:	☐ Systolic ☐ Presystolic ☐ Diastolic	☐ Systolic ☐ Presystolic ☐ Diastolic
Loudness Indicate one:	☐ Soft (Gr 1-2) ☐ Mod. (Gr 3-4) ☐ Loud (Gr 5-6)	☐ Soft (Gr 1-2) ☐ Mod. (Gr 3-4) ☐ Loud (Gr 5-6)
EFFECT OF EXERCISE Indicate one:	☐ Increased ☐ Absent ☐ Unchanged ☐ Decreased	☐ Increased ☐ Absent ☐ Unchanged ☐ Decreased

15. Is there on examination any abnormality of the following:
(Circle applicable items and give details.)

		Yes	No
a.	Eyes, ears, nose, mouth, pharynx? *(If vision or hearing markedly impaired, indicate degree and correction.)*	☐	☐
b.	Skin (include scars); lymph nodes; varicose veins or peripheral arteries?	☐	☐
c.	Nervous system (include reflexes, gait, paralysis)?	☐	☐
d.	Respiratory system?	☐	☐
e.	Abdomen (include hernias and scars)?	☐	☐
f.	Genitourinary system?	☐	☐
g.	Endocrine system (include thyroid and breasts)?	☐	☐
h.	Musculoskeletal system (include spine, joints, amputations, deformities)?	☐	☐
16.	Are you aware of additional medical history? *(A confidential report may be sent to the Medical Director.)*	☐	☐

17. Urinalysis:	Neg.	Pos.	Amt.
Protein	☐	☐	______
Sugar	☐	☐	______
Blood	☐	☐	______

In all cases, *send specimen to the laboratory with completed identification slip.*

18. Is blood being sent to the laboratory? ☐ Yes ☐ No

State in which you are licensed to practice medicine: ___________ Board Certification? ☐ Yes ☐ No If "Yes," specialty:____________

I made the examination reported above at ____________ A.M. ____________ P.M. On ______________________
Mo. Day Yr.

at ____
(No.) (Street) (City or Town) (State)

What proof (photo-proof preferred) of Applicant's identity did you review? ☐ Driver's License ☐ Other (Specify: __________________
____)

Did this proof include a photograph? ☐ Yes ☐ No

Are you related to the Applicant or Financial Professional? ☐ Yes ☐ No (Signature) **X** ______________________________M.D.

Name of Financial Professional: ______________________________ Address: ______________________________

IMPORTANT: This report is the property of AXA Equitable and must be mailed immediately to the Branch Operations Manager. It should not be given to any other person. Before mailing, please review entire report to make certain that every question is answered completely.

(Please complete your portion of the Medical Examiner's Fee Authorization on the next page.)

MEDICAL EXAMINER'S FEE AUTHORIZATION

(To be detached only by AXA Equitable)

Name of Examination Facility (Print or Stamp)

Street Address

City or Town State Zip Code

Name of Person Examined (Print)

Date of Birth Date of Examination

☐☐☐ - ☐☐ - ☐☐☐☐ SSN ☐☐ - ☐☐☐☐☐☐☐ EIN

Physician's Social Security No. or Employer's Tax Identification No. whichever is applicable. *(The fee cannot be paid without your Social Security Number or Employer Identification Number, whichever is applicable. Your S.S.N. or E.I.N. is required for tax reporting purposes under the Internal Revenue Code. If you do not furnish this number, you may be subject to a fine imposed by the IRS.)*

Insurance Examination (20) Fee $

If other tests were done, which were requested and authorized by AXA Equitable, list below:

Fee $

Fee $

Fee $

AXA EQUITABLE WILL PAY UP TO $40.00 FOR THIS EXAM. PLEASE INDICATE YOUR FEE ABOVE.

AXA Equitable Use Only		Account	X	Code
LIC at		Individual Life		01
ASU at				02
		Individual Health		03
		Individual Annuity		05
APP #		Life Account (ELA)		06
	or	Medical		07
		DI		08
Pol. #		Regular Group		10
		AXAL&A		20

180-M205N (10/00) (Ed. 10/00)